Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 4, 2015 (the “Effective Date”), is by and among Sabine Oil & Gas Corporation (f/k/a Forest Oil Corporation), a New York corporation (the “Borrower”), the lenders party to the Credit Agreement described below (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Second Amended and Restated Credit Agreement, dated as of December 16, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has asked the Administrative Agent and the Lenders to forbear from exercising certain rights and remedies under the Credit Agreement and the other Loan Documents with respect to certain Anticipated Events of Default (as hereinafter defined);

WHEREAS, the Administrative Agent has sent a notice to the Borrower regarding the Anticipated Event of Default described in clause (i) of the definition thereof;

WHEREAS, upon the terms and conditions contained herein, the Administrative Agent and the other Secured Parties (acting by and through the Administrative Agent) are prepared to forbear from the exercise of certain rights and remedies otherwise available to them at law, in equity or by agreement as a result of such Anticipated Events of Default upon the terms set forth herein, without waiving any of their other rights or remedies;

WHEREAS, the forbearance by the Administrative Agent and the Lenders as provided for in this Agreement shall result in direct and tangible benefits to the Borrower and the other Loan Parties;

WHEREAS, the Administrative Agent and the Lenders are willing to grant such forbearance and enter into certain amendments to the Credit Agreement subject to the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to evidence their understanding with respect to performance by the Borrower during the Forbearance Period (as hereinafter defined) and to evidence certain covenants and other undertakings and agreements made by the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.                                           Definitions.  (a)  Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

(b)                                 As used in this Agreement, the following terms have the meanings specified below:

“Financial Advisor” means a financial advisor to counsel to the Administrative Agent, which as of the Forbearance Effective Date is FTI Consulting.

“Forbearance Effective Date” means May 4, 2015.

“Forbearance Period” has the meaning assigned to such term in Section 3(a) of this Agreement.

“Net Cash Proceeds” shall mean, with respect to the Disposition of any Oil and Gas Properties by the Borrower or any Restricted Subsidiary the positive difference, if any, of (i) the cash received in connection with such Disposition minus (ii) the out-of-pocket fees and expenses (including attorneys’ fees, survey costs, transfer taxes, other reasonable and customary expenses and reasonable and customary brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition.

Section 2.                                           Acknowledgments by the Borrower.  The Borrower acknowledges and agrees as follows:

(a)                                 Accuracy of Preliminary Statement.  The Preliminary Statement is accurate and is a part of this Agreement.

(b)                                 Anticipated Events of Default.  The Borrower anticipates that the following Events of Default will occur (the “Anticipated Events of Default”):

(i)                                     The Borrower has failed to comply with the requirement of Section 8.01(a) of the Credit Agreement that stipulates the annual financial statements of the Borrower to be delivered no later than 90 days after the end of each fiscal year of the Borrower shall be issued without a “going concern” or like qualification or exception, which failure will constitute an Event of Default under Section 10.01(e) of the Credit Agreement upon expiration of the notice period with respect thereto, which notice was delivered to the Borrower on April 8, 2015.

-Sabine Oil & Gas Forbearance
and First Amendment-

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(ii)           The Borrower will be in default under Section 10.01(a) of the Credit Agreement as a result of the failure of Borrower to make the payments required by Section 3.04(c)(iii) of the Credit Agreement commencing on the 30th day following the Deficiency Notice Date, the first of which payments shall be due no earlier than May 27, 2015.

(iii)          The Borrower will be in default under Section 10.01(f) of the Credit Agreement as a result of the failure to pay interest under the Second Lien Facility on April 21, 2015, which failure will constitute an Event of Default under Section 10.01(f) of the Credit Agreement upon expiration of the 30 day grace period under the Second Lien Facility (unless paid or waived before the expiration of such grace period).

(c)                                  Acknowledgment of Indebtedness.  The Borrower agrees that (i) as of May 1, 2015, the Borrower is indebted to the Administrative Agent and the Lenders in the principal amount of $970,986,616 under the Credit Agreement and there are $28,265,874 in outstanding Letters of Credit under the Credit Agreement; (ii) all such amounts remain outstanding and unpaid without setoff, counterclaim or defenses; and (iii) all such amounts are subject to increase or other adjustment as a result of any and all interest, fees and other charges including, without limitation, advisors’ fees, attorneys’ fees and costs of collection to the extent that such amounts are payable to the Administrative Agent, the Issuing Banks and/or the Lenders under the Loan Documents.

(d)                                 Agreement regarding Legal Counsel and Financial Advisor.  The Borrower agrees that notwithstanding anything to the contrary in Section 8.07 or Section 12.03 of the Credit Agreement or in any other provision of the Credit Agreement or any other Loan Document, the Administrative Agent has engaged and retained Willkie Farr & Gallagher LLP (“Willkie”) as legal counsel and FTI Consulting as financial advisor (the “Financial Advisor”), and the Borrower expressly agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent as a result of such engagements; provided, however, Willkie shall be “one counsel to the Administrative Agent, the Lenders and the Arrangers” referred to in Section 12.03 of the Credit Agreement; provided, further, that the Borrower shall have an opportunity to review any fee or fee structure of the Financial Advisor that differs in any material respect from the fees and fee structure provided to the Borrower (it being acknowledged and agreed to by the parties hereto that such fees and fee structure provided to the Borrower do not contain any success fees).

(e)                                  Reservation of Rights.  Except for the rights, powers and remedies which the Administrative Agent and the Lenders agree to forbear from exercising during the Forbearance Period pursuant to Section 3 below, the Borrower and each other Loan Party acknowledges and agrees that the Administrative Agent and the other Secured Parties hereby reserve all rights, powers and remedies under the Credit Agreement, the other Loan Documents, the Secured Swap Agreements and applicable law in connection with any violation or noncompliance by any Loan Party with the terms of the Credit Agreement, any of the other Loan Documents or any of the Secured Swap Agreements.

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(f)                                   General Cooperation from the Borrower.  Subject to the Disclosure Restrictions, the Borrower shall, and shall cause its officers, employees and advisors to use reasonable efforts to cooperate in all material respects with the Administrative Agent and its designees (including Willkie and the Financial Advisor) in furnishing information available to the Borrower promptly upon (or, if later, as soon as reasonably practicable after) receipt of the written request by the Administrative Agent or its designees regarding the Collateral or the Borrower’s financial affairs, finances, financial condition, business and operations.  At the reasonable written request of the Administrative Agent, subject to the Disclosure Restrictions, the chief executive officer, the chief financial officer and other senior management of the Borrower and any other Loan Party and such other officers, employees and advisors of the Borrower and any other Loan Party requested by the Administrative Agent or its designees, shall make themselves available to discuss any matters regarding the Collateral or the Borrower’s financial affairs, financial condition, business and operations, all upon prior notice during normal business hours, and shall direct and authorize all such persons and entities, subject to the Disclosure Restrictions, to disclose to the Administrative Agent and its designees the information requested by the Administrative Agent or its designees (including Willkie and the Financial Advisor) regarding the foregoing.

(g)                                  Acknowledgment of Borrowing Base Redetermination.  The Borrower acknowledges that effective April 27, 2015, the Borrowing Base is $750,000,000 and that a Borrowing Base Deficiency exists.  The Borrower hereby elects to cure such Borrowing Base Deficiency by electing to prepay the Loans in six equal monthly installments commencing May 27, 2015, with each payment being equal to 1/6th of the aggregate principal amount of such deficiency in accordance with Section 3.04(c)(iii) of the Credit Agreement.

(h)                                 Acknowledgment of Default Rate.  The Borrower hereby acknowledges that, in accordance with Section 3.02(c) of the Credit Agreement, if it shall fail to make any payment described in the foregoing Section 2(g) in full, that the unpaid amount of such payment shall bear interest, after as well as before judgment, from the date of such non-payment to the date on which such amount is paid in full, at a rate per annum, not to exceed the Highest Lawful Rate, equal to 2% plus the rate that would otherwise be applicable thereto under the Credit Agreement and the Borrower hereby waives all objections to the accrual of interest at such rate.

Section 3.                                           Forbearance by the Administrative Agent and the Lenders

(a)                                 Forbearance Period.     At the request of the Borrower, the Administrative Agent, the Issuing Banks and the Lenders agree to forbear from the exercise of their rights and remedies, whether at law, in equity, by agreement or otherwise, available to the Administrative Agent, the Issuing Banks and/or the Lenders as a result of the Anticipated Events of Default until the earliest to occur of the following:  (i) the failure of the Borrower to comply with Sections 2 (other than 2(e)), 3(d), 3(e), 4, 6 or 11 of this Agreement;  (ii) the occurrence of any Event of Default under the Credit Agreement or any other Loan Document (other than the Anticipated Events of Default); (iii) any holder of Second Lien Obligations, Existing Notes, or any other Material Indebtedness or any agent, trustee or representative on behalf of any such holder shall exercise or seek to exercise any rights or remedies (including set off or declaring any such Debt due and payable), whether under or pursuant to the Second Lien Documents or any applicable indenture, loan agreement or similar agreement or under applicable law, in respect of the

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Borrower or any of the other Loan Parties or any of their respective Property and whether as a secured or unsecured creditor; or (iv) June 30, 2015 (the period beginning on the Effective Date and terminating or expiring on the earliest of such dates being hereinafter referred to as the “Forbearance Period”); provided, however, the Administrative Agent shall provide the Borrower with prompt written notice upon any termination.

(b)                                 Termination of Forbearance Period.  The Borrower acknowledges and agrees that upon the occurrence of any of the events set forth in clauses (i) through (iv) of paragraph (a) above, the provisions of this Section 3 of this Agreement shall automatically and immediately terminate without any further action by, or notice being due from the Administrative Agent, any Issuing Bank or any Lender, and the Administrative Agent, each Issuing Bank and the Lenders may proceed (but are not required), to the extent an Event of Default is then continuing to exercise any and all rights and remedies which the Administrative Agent, any Issuing Bank and the Lenders may have upon the occurrence of an Event of Default, including, without limitation, the Anticipated Events of Default, and including declaring the Loans and the other Debt under the Loan Documents to be immediately due and payable without further notice.

(c)                                  Acknowledgment regarding Forbearance.  The Borrower acknowledges that neither the Administrative Agent, any Issuing Bank nor any Lender has made any assurances concerning (i) any possibility of an extension of the Forbearance Period; (ii) the manner in which or whether the Anticipated Events of Default may be resolved; or (iii) any additional forbearance, waiver, restructuring or other accommodations.  The Borrower agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or Lenders may be entitled to take or bring in order to enforce their rights and remedies against the Borrower are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(d)                                 Acknowledgment regarding Interest Elections.  Pursuant to Section 2.04(e) of the Credit Agreement, the Borrower hereby acknowledges and agrees that (i) the Administrative Agent and Majority Lenders are hereby exercising their right not to permit the making, continuation or conversion of Loans as Eurodollar Borrowings while an Event of Default has occurred and is continuing and (ii) it shall elect Interest Periods for Eurodollar Borrowings of no longer than one month in respect of the continuation of the Interest Periods ending April 30, 2015, and thereafter will not deliver any Interest Election Request to convert or continue any Borrowing as a Eurodollar Rate Borrowing; provided, however, the Borrower shall be permitted to deliver an Interest Election Request to convert or continue a Borrowing as a Eurodollar Rate Borrowing provided no Event of Default exists.

(e)                                  Forbearance Period Notice.  The Borrower will furnish to the Administrative Agent promptly, after a Responsible Officer of the Borrower or any of the Restricted Subsidiaries or any employee of Zolfo Cooper, Lazard Ltd. or Kirkland & Ellis LLP obtains actual knowledge, notice of the occurrence of any failure of the Borrower or the Restricted Subsidiaries to satisfy any of Sections 2 (other than 2(e)), 3(d), 4, 6 or 11 herein, which notice shall specify the nature of such failure.

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Section 4.                                           Forbearance Period Conditions.  As a condition to the occurrence and continuation of the Forbearance Period, at all times during (i) the occurrence and continuation of any Event of Default under the Credit Agreement or any other Loan Document or (ii) the Forbearance Period, or both, the parties hereto hereby agree:

(a)                                 [Reserved].

(b)                                 The Liens more particularly described in clause (j) of the definition of Excepted Liens shall not be included as Excepted Liens unless such Liens are incurred at a time when (i) no Event of Default has occurred and is continuing or (ii) the Borrower is not aware of any event or circumstance which could result in an Event of Default occurring.

(c)                                  Interest Payment Date shall mean, with respect to any ABR Loan, the last day of each calendar month.

(d)                                 No Restricted Subsidiary of the Borrower shall be permitted to become an Unrestricted Subsidiary.

(e)                                  If (i) the Borrower or one of the other Loan Parties Disposes of Oil and Gas Properties or Disposes of any Equity Interests in any Person owning Oil and Gas Properties, in each case, to a Person other than the Borrower or a Subsidiary Guarantor and (ii) the aggregate value of all such Oil and Gas Properties Disposed of in any six (6) month period exceeds $1,000,000, then the Borrowing Base shall be automatically reduced by an amount equal to the Net Cash Proceeds attributable to such Disposed of Oil and Gas Properties and the Borrowing Base shall be simultaneously reduced by such amount.

(f)                                   If the Borrower or any Restricted Subsidiary changes the material terms of any commodity-price Swap Agreement, terminates any such Swap Agreement (other than upon final settlement at expiration thereof) or creates any off-setting positions in respect of any hedge positions under any such Swap Agreement (whether evidenced by a floor, put or Swap Agreement) then, the Borrowing Base shall be immediately reduced by an amount equal to the cash proceeds, if any, payable to the Borrower or the applicable Restricted Subsidiary attributable to such terms to the extent changed and such terminated or off-setting hedge positions, such reduction to become effective automatically upon the receipt of such cash proceeds from the applicable counter-party by the Borrower or such Restricted Subsidiary.

(g)                                  If (i) the Borrower or one of the other Loan Parties Disposes of Oil and Gas Properties or Disposes of any Equity Interests in any Person owning Oil and Gas Properties, in each case, to a Person other than the Borrower or a Subsidiary Guarantor and (ii) the aggregate value of all such Oil and Gas Properties Disposed of in any six (6) month period exceeds $1,000,000, then the Borrower shall prepay the Borrowings in an amount equal to the Net Cash Proceeds attributable to such Disposed of Oil and Gas Properties, such prepayment to be made on the Business Day following receipt of such Net Cash Proceeds, and if after applying such Net Cash Proceeds to prepay all outstanding Borrowings there are remaining Net Cash Proceeds, such excess shall be used to Cash Collateralize any outstanding LC Exposure.  If the Borrower or any Restricted Subsidiary changes the material terms of any commodity-price Swap Agreement, terminates any such Swap Agreement (other than upon final settlement at expiration thereof) or

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creates any off-setting positions in respect of any hedge positions under any such Swap Agreement (whether evidenced by a floor, put or Swap Agreement) then, the Borrower shall make a prepayment on the Borrowings in an amount equal to the cash proceeds, if any, payable to the Borrower or the applicable Restricted Subsidiary attributable to such terms to the extent changed and such terminated or off-setting hedge positions, such prepayment to be made on the Business Day following the receipt of such cash proceeds from the applicable counter-party by the Borrower or such Restricted Subsidiary and, if after applying such Net Cash Proceeds to prepay all outstanding Borrowings there are remaining Net Cash Proceeds, such excess shall be used to Cash Collateralize any outstanding LC Exposure.  Any payments made in accordance with this Section 4(g) shall be applied in accordance with Section 3.04(c)(iv) of the Credit Agreement.

(h)                                 The Borrower will furnish to the Administrative Agent for distribution to each Lender prior written notice of any (A) changes to the material terms of any commodity price Swap Agreement, termination of any Swap Agreement (other than upon final settlement at expiration thereof) or creation of any off-setting position in respect of any hedge positions under any such Swap Agreement of the Borrower or any Subsidiary (whether evidenced by a floor, put or Swap Agreement) or (B) Disposition by the Borrower or any Subsidiary Guarantor of any Oil and Gas Properties or any Equity Interests in any Subsidiary Guarantor owning Oil and Gas Properties with a value exceeding at any time $1,000,000 in the aggregate for each Disposition or series of related Dispositions and (y) written notice promptly, but within two Business Days, after the Borrower or any Subsidiary Guarantor obtains actual knowledge that a counterparty to any commodity hedge position has terminated all or any portion of such hedge position.

(i)                                     The Borrower will, and will cause each Restricted Subsidiary to, maintain financial records in accordance with GAAP. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (who shall be accompanied by the Administrative Agent), upon reasonable prior notice to the Borrower, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours as often as reasonably requested; provided, that, only the Administrative Agent, the Financial Advisor and their representatives and independent contractors on behalf of the Lenders may exercise rights under this Section 4(i); provided, further that, the Administrative Agent, the Financial Advisor and their representatives and independent contractors may do any of the foregoing at any time during normal business hours upon reasonable advance notice; provided, that, notwithstanding the foregoing, this clause (i) shall only apply at such time as the Forbearance Period is in effect.

(j)                                    The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist Debt under Capital Leases and purchase money Debt in an aggregate amount at any time outstanding exceeding $2,000,000 (other than any such Debt existing as of the Effective Date).

(k)                                 The Borrower and the Restricted Subsidiaries may incur, create, assume or suffer to exist intercompany Debt incurred by (a) a Loan Party owing to the Borrower or any Subsidiaries; provided that, other than with respect to any such Debt owing from a Subsidiary that is not a Guarantor to a Subsidiary that is not a Guarantor, any such Debt shall (A) be

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evidenced by the Intercompany Note or (B) with respect to any such Debt that is owed by a Loan Party to a Subsidiary that is not a Guarantor, otherwise subject to subordination terms substantially identical to the subordination terms in the form of Intercompany Note set forth in Exhibit I to the Credit Agreement; provided, further, any such Debt owing by a Subsidiary that is not a Guarantor to a Loan Party shall not exceed the amount permitted by Section 9.05(d) of the Credit Agreement.

(l)                                     The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt as more particularly described in Section 9.02(n) of the Credit Agreement (other than any such Debt existing as of the Effective Date).

(m)                             The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or permit to exist any Lien on its Property as more particularly described in Section 9.03(f) of the Credit Agreement (other than any such Liens existing as of the Effective Date).

(n)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or permit to exist any Lien on its Property as more particularly described in Section 9.03(g) of the Credit Agreement (other than such Liens existing as of the Effective Date).

(o)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment as more particularly described in Section 9.04(a)(ii) of the Credit Agreement.

(p)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments made by a Loan Party in a Subsidiary that is not a Guarantor or Holdings in an amount exceeding, at the time such Investment is made and when combined with each other Investment made pursuant to Section 9.05(d) of the Credit Agreement, the amount of such Investments outstanding as of the Forbearance Effective Date plus $3,000,000 in the aggregate for all such Investments made since the Forbearance Effective Date.

(q)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investments otherwise permitted by Section 9.05(e) of the Credit Agreement in an aggregate outstanding amount exceeding $2,000,000 for all such Investments made pursuant to this Section 4(q).

(r)                                    The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investments as more particularly described in Section 9.05(g) of the Credit Agreement.

(s)                                   The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investments otherwise permitted by Section 9.05(k) of the Credit Agreement if the Fair Market Value of any such Investment made since the Forbearance Effective Date at the time such Investment is made (as determined by the Borrower in good faith), when combined with each other Investment made pursuant to such Section 9.05(k) exceeds in the aggregate $1,000,000 at any time; provided, that, notwithstanding the foregoing provisions of this clause

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(s), the Borrower shall not be permitted to make Investments of the type referred to in Section 9.05(g) of the Credit Agreement under this clause (s).

(t)                                    Consideration received for Dispositions otherwise permitted pursuant to Section 9.08(d) of the Credit Agreement shall comprise 100% cash.

(u)                                 The Borrower and the Restricted Subsidiaries may not Dispose of Property or assets to the Borrower or to another Subsidiary.

Section 5.                                           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth below.

(a)                                 Section 1.02.  Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions to such Section in appropriate alphabetical order:

“Forbearance” means the Forbearance Agreement and First Amendment to Second Amended and Restated Credit Agreement dated as of the Forbearance Effective Date, by and among the Borrower, the Lenders party thereto and the Administrative Agent.”

“Forbearance Effective Date” has the meaning provided such term in the Forbearance.

(b)                                 Section 1.02 of the Credit Agreement is hereby amended by deleting the definition “Last B/B Hedge Reduction” and replacing it in its entirety with the following:

“Last B/B Hedge Reduction” shall mean the earlier of (i) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.08(c) herein or Section 4(g) of the Forbearance.”

(c)                                  Section 8.15 Swap Agreements.  Section 8.15 of the Credit Agreement is hereby deleted and replaced in its entirety with “[Reserved]”.

(d)                                 Section 9.03.  Liens.  Section 9.03 of the Credit Agreement is hereby amended by adding a new clause (h) immediately after clause (g) that reads in its entirety as follows:

“(h)                           Liens on cash securing the obligations previously supported by one or more of the Letters of Credit described in Annex II of the Forbearance.”

(e)                                  Section 9.04.  Section 9.04 of the Credit Agreement is hereby amended by (i) deleting clauses (a)(iii), (a)(v), and (a)(vii) in Section 9.04(a) and replacing them with “[Reserved]” and by deleting clause (b) and replacing it with “[Reserved]”.

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(f)                                   Section 12.03.     Section 12.03 of the Credit Agreement is hereby amended by deleting “Paul Hastings LLP” and replacing it with “Willkie Farr & Gallagher LLP”.

Section 6.                                           Milestones and Deliverables.     The Borrower agrees that during the continuation of the Forbearance Period, any Anticipated Event of Default or any Event of Default under Section 10.01(h) or (i) of the Credit Agreement as follows:

(i)                                     It will cause its advisors to hold weekly calls with the Administrative Agent and its advisors, commencing the week of the fifth day following the Effective Date (unless otherwise waived by the Administrative Agent in its sole discretion).

(ii)                                  It will deliver to the Administrative Agent a copy of the current draft business plan on or prior to the Effective Date and a copy of each updated business plan as it becomes available.

(iii)                               It will cause its senior management and its advisors to make presentations to the Lenders at times and places as the Administrative Agent may reasonably request.

(iv)                              Promptly, but in any event by the tenth (10th) Business Day of each calendar month commencing May 14, 2015, a report as of the last day of the preceding calendar month in reasonable detail in the form of Annex I to this Agreement of (a) the Borrower’s and its Subsidiaries’ accounts payable and payments and (b) all written demands or claims related to or asserting any Liens in respect of property or assets of the Borrower or any Credit Party (including Liens imposed by law, such as landlord’s, vendors’, suppliers’ carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ liens and other similar liens) if the amount demanded or claimed exceeds individually or in the aggregate, $3,000,000.

(v)                                 (x) On or before the tenth (10th) Business Day of each calendar month, commencing May 14, 2015, a cash flow forecast of the Borrower and its Subsidiaries for the next period of thirteen weeks, in form substantially consistent to the cash flow forecast delivered pursuant to Section 7(i) of this Agreement and (y) on or before each Tuesday of each calendar week, commencing May 19, 2015, (A) a reconciliation with weekly detail to the previous month’s cash flow forecast and an explanation in reasonable detail of the reasons for the variation and (B) a statement indicating in reasonable detail the cash balance as of the previous Friday of the Borrower and its Subsidiaries.

(vi)                              Promptly, and in any event by the 30th day of each month (or, in the case of the month of February, the 28th day), commencing May 30, 2015, a monthly income statement, balance sheet and detail of capital expenditures for each of the months most recently ending on or after April 30, 2015.

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It being acknowledged and agreed to by the Borrower that, in the case of clauses (ii) through and including (vi) above, the Administrative Agent shall be permitted to provide any Lender with such plans, proposals, reports and forecasts, as applicable, subject to any confidentiality provisions as provided for in the Credit Agreement.

Section 7.                                           Conditions to Effective Date.  This Agreement shall become effective as of the Effective Date when all of the conditions set forth in this Section 7 have been satisfied.

(a)                                 The Administrative Agent shall have received one or more counterparts of this Agreement, duly executed and delivered by the Borrower, the Guarantors and the requisite Lenders.

(b)                                 The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be (i) all fees, costs and expenses due and payable pursuant to Section 3.05 of the Credit Agreement, if any, and (ii) if then invoiced at least one (1) Business Day prior to the Effective Date, any amounts payable pursuant to Section 12.03 of the Credit Agreement.

(c)                                  All fees and expenses due and owing to FTI Consulting, Paul Hastings LLP and Willkie Farr & Gallagher LLP invoiced at least one (1) Business Day prior to the Effective Date shall have been paid or reimbursed by the Borrower.

(d)                                 The representations and warranties in Section 9 below are true and correct in all material respects.

(e)                                  The Administrative Agent shall have received a certificate dated as of the date hereof, duly executed by a Responsible Officer of the Borrower, certifying as to the matters described in item (d) above and such other matters as the Administrative Agent shall reasonably request.

(f)                                   The Borrower shall have provided the Administrative Agent under the Second Lien Term Loan Agreement (as such term is defined in the Intercreditor Agreement) written notice of the Mortgages and/or supplements to the Mortgages, as applicable, to be entered into pursuant to Section 8 hereof.

(g)                                  The Administrative Agent shall have received the duly executed Intercompany Note.

(h)                                 The Administrative Agent shall have received a report dated as of April 24, 2015 in the form of Annex I hereto of the Borrower’s and its Subsidiaries’ accounts payable and payments.

(i)                                     The Administrative Agent shall have received a cash flow forecast of the Borrower and its Subsidiaries for the period of thirteen weeks, commencing April 27, 2015, in form satisfactory to the Administrative Agent and its counsel’s financial advisor.

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(j)                                    All legal matters and other due diligence in connection with this Agreement and the other Loan Documents and the assets and properties of the Loan Parties and their respective Subsidiaries shall be satisfactory to the Administrative Agent, and there shall have been furnished to the Administrative Agent, at the Borrower’s expense, such agreements and other documents, information and records with respect to the Loan Parties and their respective Subsidiaries in form, substance, scope and methodology satisfactory to the Administrative Agent in its sole discretion, as the Administrative Agent may reasonably have requested for that purpose.

Section 8.                                           Post-Closing Condition Within fifteen (15) days following the date notice pursuant to Section 7(f) hereof is sent, the Administrative Agent shall have received counterparts of the Mortgages and/or supplements to the Mortgages, as applicable, covering the Oil and Gas Properties set forth on Schedule I hereto, each dated effective as of the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the applicable Loan Parties in a sufficient number of counterparts for the due recording in each applicable recording office, granting to the Administrative Agent (or a trustee appointed by the Administrative Agent) for the benefit of the Secured Parties first and prior Liens on the property covered by such Mortgages.

Section 9.                                           Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect to the waivers, amendments, supplements and other modifications as provided herein:

(a)                                 during the period from April 1, 2015 until and including the Effective Date, no Restricted Subsidiary of the Borrower became an Unrestricted Subsidiary;

(b)                                 the execution, delivery and performance by the Borrower and each other Loan Party of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate or other action required on their part and this Agreement, and the Credit Agreement as amended hereby and the other Loan Documents, each constitutes the legal, valid and binding obligation of each Loan Party a party thereto, enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c)                                  neither the execution, delivery and performance of this Agreement by the Borrower and each other Loan Party, the performance by them of the Credit Agreement as amended hereby nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Loan Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements or (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

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(d)                                 no consents, licenses or approvals are required in connection with the validity against each Loan Party of the Loan Documents to which it is a party;

(e)                                  during the period from April 1, 2015 until and including the Effective Date, the Borrower did not, and did not permit any Restricted Subsidiary to, incur, create, assume or permit to exist any Lien on its Property as more particularly described in Section 9.03(g) (other than those Liens existing as of April 1, 2015);

(f)                                   since the Closing Date and other than as provided on Schedule II hereto, neither the Borrower nor any Restricted Subsidiary has changed the material terms of any commodity-price Swap Agreement, terminated any such Swap Agreement (other than upon final settlement at expiration thereof) or created any off-setting positions in respect of any hedge positions under any such Swap Agreement (whether evidenced by a floor, put or Swap Agreement);

(g)                                  since the Closing Date and other than as provided on Schedule III hereto, neither the Borrower nor any of the other Loan Parties has Disposed of Oil and Gas Properties or Disposed of any Equity Interests in any Person owning Oil and Gas Properties, in each case, to a Person other than the Borrower or a Subsidiary Guarantor; and

(h)                                 other than the Anticipated Events of Default, no Default or Event of Default has occurred and is continuing.

Section 10.                                    Loan Document; Ratification.

(a)                                 This Agreement is a Loan Document.

(b)                                 The Borrower and each other Loan Party hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Credit Agreement as amended hereby and each of the other Loan Documents including, without limitation, the Guaranty and Pledge Agreement, all Mortgages and other Security Instruments to which it is a party.

Section 11.                                    Costs and Expenses.  In accordance with Section 12.03 of the Credit Agreement and Section 7(c) of this Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Agreement and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Agreement.

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Section 12.                                    GOVERNING LAW.

(a)                                 THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

(c)                                  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(e)                                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.                                    Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 14.                                    Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.                                    Electronic Execution of Assignments.  Loan Documents may be signed electronically. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or an amendment or other modification thereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms and shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 16.                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  The Administrative Agent may also require that any such documents and signatures delivered by fax or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by fax or other electronic transmission.

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Section 17.                                    No Waiver.  Except for and to the extent of the forbearance provided in Section 3 of this Agreement the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any Default of the Borrower or any other Loan Party or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents or any Secured Swap Agreement, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents or any of the Secured Swap Agreement.  The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future breaches or defaults with respect to the Credit Agreement or any other provision of any Loan Document or Secured Swap Agreement (other than the Anticipated Events of Default during the Forbearance Period).

Section 18.                                    Successors and Assigns.  This Agreement shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and their respective successors, transferees and assigns.

Section 19.                                    Entire Agreement.  THIS AGREEMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, THE SECURED SWAP AGREEMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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(Signature Pages Follow)

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

SABINE OIL & GAS CORPORATION,
a New York corporation

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender

By:	/s/ Stephanie Harrell
Name: Stephanie Harrell
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marc J. Glogoff
Name: Marc J. Glogoff
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Bryan Heller
Name: Bryan Heller
Title: Director

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
Name: Jeff Ard
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David L. Denbina
Name: David L. Denbina, P.E.
Title: Senior Vice President

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Timothy L. Polvado
Name: Timothy L. Polvado
Title: Managing Director

By:	/s/ Leila Zomorrodian
Name: Leila Zomorrodian
Title: Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Denise Bushee
Name: Denise Bushee
Title: Associate Director

Acknowledged and Agreed:

SABINE BEAR PAW BASIN LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE EAST TEXAS BASIN LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE MID-CONTINENT LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE OIL & GAS FINANCE CORPORATION, a Delaware corporation

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE SOUTH TEXAS LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE WILLISTON BASIN LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

GIANT GAS GATHERING LLC, a Oklahoma limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

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Acknowledged and Agreed:

SABINE MID-CONTINENT GATHERING LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer

Acknowledged and Agreed:

SABINE SOUTH TEXAS GATHERING LLC, a Delaware limited liability company

By:	/s/ Michael Magilton
Name: Michael Magilton
Title: Senior Vice President and Chief Financial Officer